                                                                       EXHIBIT 2



                            ASSET PURCHASE AGREEMENT



                                      Among

                              Dynatech Corporation,


                                IAQ Corporation,


                               Telxon Corporation

                                       and

                               Itronix Corporation



                                December 28, 1996

                                TABLE OF CONTENTS


         ARTICLE I - THE PURCHASE.................................................................................1
                  1.1      PURCHASE AND SALE OF ASSETS............................................................1
                  1.2      ASSUMPTION OF LIABILITIES..............................................................4
                  1.3      STANDSTILL FEE; PURCHASE PRICE; ADJUSTMENT.............................................7
                  1.4      THE CLOSING............................................................................8
                  1.5      ALLOCATION.............................................................................9
                  1.6      POST-CLOSING ADJUSTMENTS...............................................................9
                  1.7      FURTHER ASSURANCES....................................................................11

         ARTICLE II - REPRESENTATIONS AND WARRANTIES OF
                                    THE SELLER AND THE PARENT....................................................12
                  2.1      ORGANIZATION, QUALIFICATION AND CORPORATE POWER.......................................12
                  2.2      CAPITALIZATION........................................................................12
                  2.3      AUTHORITY.............................................................................12
                  2.4      NONCONTRAVENTION......................................................................13
                  2.5      SUBSIDIARIES..........................................................................13
                  2.6      FINANCIAL STATEMENTS..................................................................14
                  2.7      ABSENCE OF CERTAIN CHANGES............................................................14
                  2.9      TAX MATTERS...........................................................................14
                  2.10     OWNERSHIP AND CONDITION OF ASSETS.....................................................15
                  2.11     OWNED REAL PROPERTY...................................................................15
                  2.12     INTELLECTUAL PROPERTY.................................................................15
                  2.13     INVENTORY.............................................................................18
                  2.14     REAL PROPERTY LEASES..................................................................18
                  2.15     CONTRACTS.............................................................................19
                  2.16     ACCOUNTS RECEIVABLE...................................................................20
                  2.17     POWERS OF ATTORNEY....................................................................20
                  2.18     INSURANCE.............................................................................20
                  2.19     LITIGATION............................................................................21
                  2.20     PRODUCT WARRANTY......................................................................21
                  2.21     EMPLOYEES.............................................................................21
                  2.22     EMPLOYEE BENEFITS.....................................................................22
                  2.23     ENVIRONMENTAL MATTERS.................................................................24
                  2.24     LEGAL COMPLIANCE......................................................................25
                  2.25     PERMITS...............................................................................25
                  2.26     CERTAIN BUSINESS RELATIONSHIPS WITH AFFILIATES........................................26
                  2.27     BROKERS' FEES.........................................................................26
                  2.28     BOOKS AND RECORDS.....................................................................26
                  2.29     CUSTOMERS AND SUPPLIERS...............................................................26
                  2.30     GOVERNMENT CONTRACTS..................................................................26
                  2.31     CONFIDENTIALITY.......................................................................27
                  2.32     DISCLOSURE............................................................................27
                  2.33     DEFINITION OF KNOWLEDGE...............................................................27

         ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE BUYER...............................................28
                  3.1      ORGANIZATION..........................................................................28
                  3.2      AUTHORIZATION OF TRANSACTION..........................................................28
                  3.3      NONCONTRAVENTION......................................................................28
                  3.4      BROKER'S FEES.........................................................................29

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
                  3.5      DUE DILIGENCE.........................................................................29

         ARTICLE IV - PRE-CLOSING COVENANTS......................................................................29
                  4.1      BEST EFFORTS..........................................................................29
                  4.2      NOTICES AND CONSENTS..................................................................29
                  4.3      EMPLOYEES.............................................................................30
                  4.4      HART-SCOTT-RODINO ACT.................................................................31
                  4.5      OPERATION OF BUSINESS.................................................................31
                  4.6      FULL ACCESS...........................................................................34
                  4.7      NOTICE OF BREACHES....................................................................34
                  4.8      GUARANTEE.............................................................................35

         ARTICLE V - CONDITIONS TO CLOSING.......................................................................35
                  5.1      CONDITIONS TO OBLIGATIONS OF THE BUYER................................................35
                  5.2      CONDITIONS TO OBLIGATIONS OF THE SELLER...............................................37

         ARTICLE VI - POST-CLOSING COVENANTS.....................................................................37
                  6.1      PROPRIETARY INFORMATION...............................................................37
                  6.2      SOLICITATION AND HIRING...............................................................38
                  6.3      NON-COMPETITION.......................................................................39
                  6.4      SHARING OF DATA.......................................................................39
                  6.5      USE OF NAME...........................................................................40
                  6.6      COOPERATION IN LITIGATION.............................................................40
                  6.7      COLLECTION OF ACCOUNTS RECEIVABLE.....................................................41
                  6.8      EMPLOYEES.............................................................................42
                  6.9      TRANSFER AND SALES TAX................................................................43
                  6.10     PRODUCT WARRANTY OBLIGATIONS..........................................................43
                  6.11     NOTICE OF POTENTIAL PRODUCT LIABILITY CLAIM...........................................43
                  6.12     AUDITED FINANCIAL STATEMENTS..........................................................43

         ARTICLE VII - INDEMNIFICATION...........................................................................44
                  7.1      INDEMNIFICATION BY THE SELLER AND THE PARENT..........................................44
                  7.2      INDEMNIFICATION BY THE BUYER AND DPARENT..............................................44
                  7.3      CLAIMS FOR INDEMNIFICATION............................................................44
                  7.4      DEFENSE BY THE INDEMNIFYING PARTY.....................................................45
                  7.5      TREATMENT OF INDEMNITY PAYMENTS.......................................................46
                  7.6      SURVIVAL..............................................................................46
                  7.7      LIMITATIONS...........................................................................47
                  7.8      OFFSET................................................................................48

         ARTICLE VIII - TERMINATION..............................................................................48
                  8.1      TERMINATION OF AGREEMENT..............................................................48
                  8.2      EFFECT OF TERMINATION.................................................................49

         ARTICLE IX - DEFINITIONS................................................................................49

         ARTICLE X - MISCELLANEOUS...............................................................................50
                  10.1     PRESS RELEASES AND ANNOUNCEMENTS......................................................50
                  10.2     NO THIRD PARTY BENEFICIARIES..........................................................51
                  10.3     ENTIRE AGREEMENT......................................................................51
                  10.4     SUCCESSION AND ASSIGNMENT.............................................................51
                  10.5     COUNTERPARTS; USE OF FACSIMILES.......................................................51

                                       ii

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
                  10.6     HEADINGS..............................................................................51
                  10.7     NOTICES...............................................................................51
                  10.8     GOVERNING LAW.........................................................................52
                  10.9     AMENDMENTS AND WAIVERS................................................................53
                  10.10    SEVERABILITY..........................................................................53
                  10.11    EXPENSES..............................................................................53
                  10.12    SPECIFIC PERFORMANCE..................................................................53
                  10.13    SUBMISSION TO JURISDICTION............................................................54
                  10.14    CONSTRUCTION..........................................................................54
                  10.15    INCORPORATION OF EXHIBITS AND SCHEDULES...............................................54


Exhibit A - Bill of Sale
Exhibit B - Patent Assignment
Exhibit C - Trademark Assignment
Exhibit D - Instrument of Assumption
Exhibit E - Opinion of Counsel to the Seller and the Parent
Exhibit F - Opinion of Intellectual Property Counsel
                 to the Seller
Exhibit G - Opinion of Counsel to DParent and the Buyer
Exhibit H - Opinion of Special Counsel to the Buyer
Exhibit I - Press Release of the Parent
Exhibit J - Press Release of DParent
Exhibit K - Press Release of the Parent
Exhibit L - Press Release of DParent


Schedule 1.1(b)             - Excluded Assets
Schedule 1.2                - Estimated Balance Sheet
Schedule 1.2(a)             - Assumed Liabilities
Schedule 1.4(b)(xi)         - Certain Employees of the Seller
Schedule 1.5                - Purchase Price Allocation
Schedule 1.6(a)             - Procedures for Allocation of Balance Sheet
Schedule 2.6                - Financial Statements
Schedule 6.8(a)             - Employees to be Hired by the Buyer
Schedule 7.8                - Certain Claims of the Seller


Disclosure Schedule

                            ASSET PURCHASE AGREEMENT


         This Asset Purchase Agreement (the "Agreement") is entered into as of December 28, 1996 by and among Dynatech Corporation, a Massachusetts corporation ("DParent"), IAQ Corporation, a Washington corporation and indirect wholly-owned subsidiary of DParent (the "Buyer"), Telxon Corporation, a Delaware corporation (the "Parent"), and Itronix Corporation, a Washington corporation and wholly-owned subsidiary of the Parent (the "Seller"). The Buyer, DParent, the Parent and the Seller are referred to collectively herein as the "Parties."

         This Agreement contemplates a transaction in which the Buyer will purchase substantially all of the assets and assume certain of the liabilities relating to the business of the Seller, which includes, without limitation, the manufacture and sale of ruggedized computers and related products and services (the "Business").

         Now, therefore, in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

                                    ARTICLE I

                                  THE PURCHASE

         1.1      PURCHASE AND SALE OF ASSETS.

                  (a) Upon and subject to the terms and conditions of this Agreement, the Buyer shall purchase from the Seller, and the Seller shall sell, transfer, convey, assign and deliver to the Buyer, at the Closing (as defined in Section 1.4(a)), for the consideration specified below in this Article I, all right, title and interest in and to all of the assets of the Seller now used or presently planned to be used in connection with the Business and existing as of the Closing (other than those assets specifically identified in this Section 1.1(a) or in Section 1.1(b) as being excluded), wherever located (collectively, the "Acquired Assets"), including without limitation:

                           (i)      all employee advances, trade and other
accounts receivable and notes receivable that are payable to the Seller, excluding any account receivable aged 180 days or longer after the date on which it first became due and payable and any account receivable or note receivable payable by any affiliate, as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (an "Affiliate"), of the Seller;

                          (ii)      all inventories of raw materials, work in
process, finished goods, supplies, packaging materials, spare parts and similar items;

                         (iii)      all machinery, equipment, computers,
fittings, tools and tooling, furniture, fixtures, leasehold improvements and motor vehicles;

                          (iv)      all leaseholds and subleaseholds in real
property (other than where the lessor or sublessor is an Affiliate of the Seller), and easements, rights-of-way and other appurtenants thereto;

                           (v)      all (A) patents, patent applications, patent
disclosures and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility, model, certificate of invention and design patents, patent applications, registrations and applications for registrations,
(B) trademarks, service marks, trade drafts, logos, tradenames and corporate names and registrations and applications for registration thereof, (C) copyrights and registrations and applications for registration thereof, (D) mask works and registrations and applications for registration thereof, (E) computer software (including without limitation software in source code form), data and documentation, data processing systems, networks and network systems, "website" and other Internet and webcentric systems and properties, (F) trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, designs, research and development information, copyrightable works, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information,
(G) other proprietary rights relating to any of the foregoing (including without limitation remedies against infringements thereof and rights of protection of interest therein under the laws of all jurisdictions) and (H) copies and tangible embodiments thereof (collectively, "Intellectual Property");

                          (vi)      all rights under contracts, agreements or
instruments to which the Seller is a party (including without limitation any agreements or instruments securing any amounts owed to the Seller, any vendor agreements, any sales orders, any purchase orders, any commitments or supply agreements, any leases or subleases for real property, and any licenses or sublicenses relating to Intellectual Property) (collectively, the "Assigned Contracts");

                         (vii)      all securities owned by the Seller;

                        (viii) all deposits, claims, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of setoff and rights of recoupment and all rights under warranties, excluding any such item relating to the payment of Taxes (as defined in Section 2.9);


                                        2

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                          (ix)      all permits, licenses, registrations,
certificates, orders, approvals, franchises, variances and similar rights ("Permits") issued by or obtained from any governmental, regulatory or administrative authority or agency, court or arbitrational tribunal (a "Governmental Entity");

                           (x) all books, records, accounts, ledgers, files,
documents, correspondence, lists, architectural drawings or specifications, employment records, manufacturing and procedural manuals, advertising and promotional materials, studies, reports and other printed or written materials and duplicate copies of all tax records retained by the Seller;

                           (xi) all customer goodwill and going concern value of
the Seller; and

                           (xii) all rights to the name "Itronix" and all
derivatives thereof.

                  (b) Notwithstanding the provisions of Section 1.1(a), the Acquired Assets shall not include the following assets (together with those assets specifically identified in Section 1.1(a) as being excluded from the Acquired Assets, collectively, the "Excluded Assets"):

                           (i) any cash owned by the Seller reflected on the
Estimated Balance Sheet (as defined in Section 1.2(a)(i)) and allocated to the Seller thereon, as adjusted in accordance with Section 1.6;

                           (ii) all accounts receivable aged 180 days or longer
after the date on which it first became due and payable reflected on the Estimated Balance Sheet (as defined in Section 1.2(a)(i)) and allocated to the Seller thereon, as adjusted in accordance with Section 1.6, and all accounts receivable, notes receivable and other amounts that are payable to the Seller by any Affiliate of the Seller reflected on the Estimated Balance Sheet (as defined in Section 1.2(a)(i)) and allocated to the Seller thereon, as adjusted in accordance with Section 1.6;

                           (iii) all unamortized goodwill and prepaid merger
expense of the Seller reflected on the Estimated Balance Sheet (as defined in Section 1.2(a)(i)) and allocated to the Seller thereon, as adjusted in accordance with Section 1.6;

                           (iv) all insurance policies of the Seller and all
rights of the Seller under insurance policies, as well as all proceeds which may be payable thereunder;

                           (v) all rights of the Seller in and with respect to
the assets associated with its Employee Benefit Plans (as defined in Section 2.22(a));

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                           (vi) the corporate charter, qualifications to conduct
business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, tax records, taxpayer and other identification numbers, seals, minute books, stock transfer books and other documents relating to the organization and existence of the Seller as a corporation;

                           (vii) all rights of the Seller under this Agreement
or the Ancillary Agreements (for purposes of this Agreement, "Ancillary Agreements" shall mean the bill of sale, patent assignment, trademark assignment and other instruments of conveyance referred to in Section 1.4(b)(iii), the instrument of assumption and other instruments referred to in Section 1.4(b)(iv), the VAR Agreement (as defined in Section 1.4(b)(vii)) and the license agreement referred to in Section 1.4(b)(viii)); and

                           (viii) those assets listed on SCHEDULE 1.1(b)
attached hereto.

         1.2      ASSUMPTION OF LIABILITIES.

                  (a) Upon and subject to the terms and conditions of this Agreement, the Buyer shall assume and become responsible for, from and after the Closing, all of the following liabilities (collectively, the "Assumed Liabilities"):

                           (i) all accounts payable of the Seller (other than
accounts payable to any Affiliate of the Seller) reflected on the estimated balance sheet of the Seller as at December 31, 1996 attached hereto as SCHEDULE
1.2 (the "Estimated Balance Sheet"), and allocated to the Buyer thereon, as adjusted in accordance with Section 1.6;

                           (ii) all liabilities of the Parent under the
guarantees and documentary letters of credit issued for the benefit of third party trade creditors of the Seller specifically listed on SCHEDULE 1.2(a) attached hereto;

                           (iii) accrued liabilities and expenses of the Seller,
including without limitation, sales taxes payable (but not including unrecorded penalties and interest) with respect to product sales and the provision of services, reflected on the Estimated Balance Sheet and allocated to the Buyer thereon, as adjusted in accordance with Section 1.6;

                           (iv) all deferred revenue of the Seller reflected on
the Estimated Balance Sheet and allocated to the Buyer thereon, as adjusted in accordance with Section 1.6;

                           (v) liabilities of the Seller for up to 80 hours of
vacation time accrued prior to the Closing for each employee of the Seller listed on SCHEDULE 6.8(a) attached hereto;

                           (vi) all leases payable of the Seller reflected on
the Estimated Balance Sheet and allocated to the Buyer thereon, as adjusted in accordance with Section 1.6, and the leases payable specifically listed on
SCHEDULE 1.2(a) attached hereto, to the extent they have not been paid or discharged prior to the Closing; and

                           (vii) all obligations of the Seller to its customers
for the repair, replacement, rework or return of products manufactured or sold in the Ordinary Course of Business (as defined in Section 2.4) prior to the Closing, but only to the extent that (i) such obligations are not the subject of claims or litigation required to be disclosed in Section 2.19 of the Disclosure Schedule attached hereto and (ii) such obligations are not the result of product liability claims.

                  (b) The Buyer shall not assume or become responsible for, and the Seller shall remain liable for, any and all liabilities or obligations (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, whether due or to become due, and whether claims with respect thereto are asserted before or after the Closing) of the Seller which are not Assumed Liabilities (collectively, the "Retained Liabilities"). The Retained Liabilities shall include, without limitation, the following:

                           (i) all liabilities of the Seller for income and
other Taxes (excluding transfer, sales or use Taxes) arising in connection with the consummation of the transactions contemplated by this Agreement (including without limitation any income Taxes arising as a result of (A) the transfer by the Seller to the Buyer of the Acquired Assets or (B) the Seller having deferred gain on any "deferred intercompany transaction" (within the meaning of Treasury Regulation section 1.1502-13));

                           (ii) all liabilities of the Seller for costs and
expenses incurred by the Seller in connection with this Agreement or the consummation of the transactions contemplated by this Agreement;

                           (iii) all liabilities and obligations of the Seller
under this Agreement or the Ancillary Agreements;

                           (iv) all liabilities of the Seller for any Taxes,
including without limitation deferred taxes or taxes measured by income of the Seller earned prior to the Closing, any liabilities for federal or state income tax and FICA taxes of employees of the Seller which the Seller is legally obligated to withhold prior to the Closing, any liabilities for employer FICA and unemployment taxes incurred prior to the Closing, and any liabilities for sales, use or excise taxes or customs and duties incurred prior to the Closing, except to the extent set forth in Section 1.2(a)(iii);

                           (v) all liabilities and obligations of the Seller
under any agreements, contracts, leases or licenses which are not Assigned Contracts;

                           (vi) all obligations of the Seller arising prior to
the Closing under the Assigned Contracts, and all liabilities for any breach, act or omission by the Seller prior to the Closing under any Assigned Contract, except to the extent set forth in Section 1.2(a)(vii);

                           (vii) all liabilities and obligations of the Seller
for any product liability claim relating to products sold prior to the Closing;

                           (viii) all liabilities and obligations of the Seller
arising out of events, conduct or conditions existing or occurring prior to the Closing that constitute a material violation of or non-compliance with any law, rule or regulation (including without limitation Environmental Laws (as defined in Section 2.23)), any judgment, decree or order of any Governmental Entity, or any Permit;

                           (ix) except to the extent set forth in Sections
1.2(a)(v) and 6.8(b), all liabilities and obligations of the Seller as of the Closing (A) in connection with or relating to any of the Seller's existing or former employees, or (B) to pay severance benefits to any employee of the Seller whose employment is terminated (or treated as terminated) in connection with the consummation of the transactions contemplated by this Agreement and all liabilities resulting from the termination of employment of employees of the Seller prior to the Closing that arose under any federal or state law or under any Employee Benefit Plan established or maintained by the Seller;

                           (x) all liabilities and obligations of the Seller for
all compensation and benefits accrued by or otherwise payable to employees of the Seller, including without limitation accrued vacation time and sick leave, premiums or benefits under any Employee Benefit Plan established or maintained by the Seller and severance pay, except to the extent set forth in Sections 1.2(a)(v) and 6.8(b);

                           (xi) all liabilities and obligations of the Seller
with respect to any option, warrant, right, agreement or commitment providing for the issuance, disposition or acquisition of any capital stock of the Seller;

                           (xii) all liabilities of the Seller for injury to or
death of persons or damage to or destruction of property occurring prior to the Closing (including without limitation any workers compensation claim);

                           (xiii) all liabilities of the Seller as of the
Closing for medical, dental and disability (both long-term and short-term benefits), whether insured or self-insured, owed to employees or former employees of the Seller based upon (A) exposure to conditions in existence prior to the Closing or (B) disabilities existing prior to the Closing;

                           (xiv) all liabilities and obligations of the Seller
with respect to any lines of credit with any bank or other financial institution;

                           (xv) all liabilities of the Seller to any Affiliate
of the Seller, except to the extent set forth in Section 1.2(a)(vii) for products purchased by the Parent and resold (other than to an Affiliate of the Parent);

                           (xvi) all liabilities and obligations of the Seller
with respect to product sales or other arrangements to IBM Corporation which provide for terms that are materially different from those in effect on November 30, 1996;

                           (xvii) all liabilities of the Parent arising prior to
the Closing under the guarantees and documentary letters of credit listed on
SCHEDULE 1.2(a) attached hereto;

                           (xviii) all liabilities of the Seller in connection
with or relating to all actions, suits, claims, proceedings, demands, assessments and judgments, costs, losses, liabilities, damages, deficiencies and expenses (whether or not arising out of third-party claims) other than with respect to an Assumed Liability, including without limitation interest, penalties, attorneys' fees, accountant fees' and all amounts paid in investigation, defense or settlement of any of the foregoing; and

                           (xix) all unrecorded and undisclosed liabilities.

         1.3      STANDSTILL FEE; PURCHASE PRICE; ADJUSTMENT.

                  (a) On October 8, 1996, the Buyer transferred $1,000,000 (the "Standstill Fee") to the Seller and the Parent pursuant to paragraph 17 of that certain letter of intent among the Buyer, the Parent and the Seller dated October 7, 1996, as amended (the "Letter of Intent"). The Seller and the Parent shall refund to the Buyer, immediately upon delivery of written request therefor by the Buyer, the Standstill Fee, together with interest thereon at the BankBoston prime rate from October 8, 1996 to the date of the refund of the Standstill Fee, by wire transfer or other delivery of immediately available funds, if the Closing does not occur prior to the Termination Time for any reason (other than on account of a breach by the Buyer or DParent of any representation, warranty or covenant contained in this Agreement).

                  (b) The purchase price to be paid by the Buyer for the Acquired Assets shall be $65,523,513, as adjusted pursuant to Section 1.6 and
Section 6.7(a) (the "Purchase Price"). At the Closing, the Buyer shall pay an amount equal to the Purchase Price, less the amount of the Standstill Fee, and less the amount of interest on the Standstill Fee at the BankBoston prime rate, from October 8, 1996 to the Closing Date (the "Closing Payment"), by wire transfer of immediately available funds to an account designated by the Seller.

         1.4      THE CLOSING.

                  (a) The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Parent in Akron, Ohio, commencing at 9:00 a.m. local time on December 31, 1996, or, if all of the conditions set forth in Article V to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable after the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (the "Closing Date").

                  (b)      At the Closing:

                           (i) the Seller and the Parent shall deliver to the
Buyer the various certificates, instruments and documents referred to in Section 5.1;

                           (ii) the Buyer and DParent shall deliver to the
Seller the various certificates, instruments and documents referred to in
Section 5.2;

                           (iii) the Seller shall execute and deliver to the
Buyer a bill of sale in the form attached hereto as EXHIBIT A, a patent assignment in the form attached hereto as EXHIBIT B, a trademark assignment in the form attached hereto as EXHIBIT C and such other instruments of conveyance as the Buyer and DParent may reasonably request and prepare, in order to effect the sale, transfer, conveyance and assignment to the Buyer of valid ownership of the Acquired Assets;

                           (iv) the Buyer shall execute and deliver to the
Seller an instrument of assumption in the form attached hereto as

EXHIBIT D and such other instruments as the Seller and the Parent may reasonably request and prepare, in order to effect the assumption by the Buyer of the Assumed Liabilities;

                           (v) the Buyer shall pay to the Seller the Closing
Payment;

                           (vi) the Seller shall deliver to the Buyer, or
otherwise put the Buyer in possession and control of, all of the Acquired Assets of a tangible nature;

                           (vii) the Parent and the Buyer shall deliver to each
other an executed special value-added reseller purchase agreement, effective as of the Closing (the "VAR Agreement");

                           (viii) the Parent and the Buyer shall deliver to each
other an executed license agreement, effective as of the Closing;

                           (ix) the Seller shall deliver to the Buyer an
executed assignment of the Product Resale and Licensing Agreement, made March 1, 1996, between the Seller and Motorola, Inc.;

                           (x) the Buyer and the Seller shall execute and
deliver to each other a cross-receipt evidencing the transactions referred to above; and

                           (xi) each of the employees of the Seller listed on
SCHEDULE 1.4(b)(xi) attached hereto shall deliver to the Buyer executed an employment agreement in form and substance satisfactory to the Buyer.

         1.5 ALLOCATION. The Buyer, DParent, the Seller and the Parent agree to allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets for tax purposes in accordance with the allocation schedule attached hereto as SCHEDULE 1.5.

         1.6 POST-CLOSING ADJUSTMENTS. The Purchase Price set forth in Section 1.3(b) shall be subject to further adjustment after the Closing Date as follows:

                  (a) Not later than 45 days after the Closing Date, the Seller shall cause Coopers & Lybrand LLP, independent public accountants for the Seller (the "Accountants"), to deliver to each Party an audited Buyer's balance sheet as of the Closing Date allocated to the Buyer and the Seller in accordance with
SCHEDULE 1.6(a) attached hereto (the "Closing Balance Sheet"), provided, however, that accounts receivable on the Closing Balance Sheet shall not be audited by the Accountants. The Closing Balance Sheet shall be prepared in accordance with United

States generally accepted accounting principles ("GAAP") applied consistently with the Seller's past practice and the Referenced Balance Sheet (as defined in Section 2.6), without any adjustments applicable solely as a result of the transactions contemplated by this Agreement, and shall be certified without qualification by the Accountants, provided, however, that inventory of DRAM chips shall be valued at the lower of the Seller's purchase price or $17.00 per unit and there shall be no reserve against accounts receivable.

                  (b) The Closing Balance Sheet delivered pursuant to Section 1.6(a) shall be accompanied by a statement prepared by the Accountants, setting forth the amount, if any, by which the Net Book Value as shown on the Closing Balance Sheet, is greater than, or less than, the Net Book Value as shown on the Estimated Balance Sheet (the "Net Asset Adjustment"), together with the calculations showing the basis for the determination of such amount. For purposes of this Agreement, "Net Book Value" shall mean the net book value allocated to the Buyer.

                  (c) In the event that the Buyer, DParent, the Seller or the Parent dispute the Closing Balance Sheet or the calculation of Net Asset Adjustment, and the amount in dispute exceeds $100,000 (no Party having any right to dispute, under this Section 1.6(c) or otherwise, any amount, until the amount in dispute exceeds $100,000), the disputing party shall notify the other Parties in writing (the "Dispute Notice") of the amount, nature and basis of such dispute, within 30 calendar days after delivery of the Closing Balance Sheet. In the event of such a dispute, the Parties shall first use their best efforts to resolve such dispute among themselves. If the Parties are unable to resolve the dispute within 15 calendar days after delivery of the Closing Balance Sheet, the dispute shall be submitted to Ernst & Young LLP for resolution. Ernst & Young LLP shall be required to resolve the dispute within 30 days after submission. The determination of Ernst & Young LLP as to the resolution of any dispute shall be binding and conclusive upon all Parties. All determinations pursuant to this Section 1.6(c) shall be in writing and shall be delivered to the Parties. Any award made pursuant to this Section 1.6 may be entered in and enforced by any court having jurisdiction thereover, and the Parties hereby consent and commit themselves to the jurisdiction of the courts of the Commonwealth of Massachusetts or the State of Ohio for purposes of the enforcement of any such award.

                  (d) The fees and expenses of the Accountants in connection with the preparation of the Closing Balance Sheet shall be borne by the Seller. The fees and expenses of Ernst & Young LLP in connection with the resolution of disputes pursuant to Section 1.6(c) shall be shared equally by the Seller and the Buyer.

                  (e) Immediately upon the expiration of the thirty-day period for giving the Dispute Notice, if no Dispute Notice is given, or immediately upon the resolution of disputes, if any, pursuant to Section 1.6(c), the amount of the Net Asset Adjustment, if positive, shall be added to, and if negative, shall be deducted from, the Purchase Price (as so adjusted, the "Adjusted Purchase Price").

                  (f) Within three business days after the date of determination of the Adjusted Purchase Price pursuant to Section 1.6(e):

                           (i) if the Adjusted Purchase Price is less than the
original Purchase Price, the Seller shall pay such deficiency, by wire transfer of immediately available funds, to the Buyer;

                           (ii) if the Adjusted Purchase Price is greater than
the original Purchase Price, the Buyer shall pay such excess, by wire transfer of immediately available funds, to the Seller.

                  (g) If the Purchase Price is adjusted pursuant to this Section 1.6, the allocation of the Purchase Price among the Acquired Assets as set forth in SCHEDULE 1.5 attached hereto shall be appropriately modified to reflect increases or decreases in the various asset categories which give rise to such adjustments.

         1.7 FURTHER ASSURANCES. At any time and from time to time after the Closing, (a) at the request of the Buyer and without further consideration, the Seller and the Parent shall execute and deliver such other instruments of sale, transfer, conveyance and assignment prepared by the Buyer, and take such action, including without limitation obtaining the consent of third parties, as the Buyer may reasonably determine is necessary to transfer, convey and assign to the Buyer, and to confirm Buyer's rights to, title in and ownership of, the Acquired Assets and to place the Buyer in actual possession and operating control thereof and (b) at the request of the Seller and without further consideration, the Buyer and DParent shall execute and deliver such other instruments prepared by the Seller, and take such action as the Seller may reasonably determine is necessary to effect the assumption by the Buyer of the Assumed Liabilities. Each of the Parties will cooperate with the other and take such other actions as may be reasonably requested from time to time by any other Party as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

                                   ARTICLE II

           REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE PARENT

         The Seller and the Parent, jointly and severally, represent and warrant to the Buyer and DParent that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule attached hereto (the "Disclosure Schedule"). The Disclosure Schedule shall be initialed by the Parties and shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, and the disclosures in any paragraph of the Disclosure Schedule shall qualify only the corresponding paragraph in this Article II.

         2.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. Each of the Seller and the Parent is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the state of its incorporation. The Seller is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except for those jurisdictions where the failure to be so qualified would not have a material adverse effect on the Seller. The Seller has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Seller has furnished to the Buyer true and complete copies of its Certificate of Incorporation and By-laws, each as amended and as in effect on the date hereof. The Seller is not in default under or in violation of any provision of its Certificate of Incorporation or By-laws.

         2.2 CAPITALIZATION. The Parent owns, and has all requisite power and authority to own and to vote, all of the outstanding shares of capital stock of the Seller. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of the Seller.

         2.3 AUTHORITY. Each of the Seller and the Parent has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obliga tions hereunder and thereunder. The execution, delivery and performance by the Seller and the Parent of this Agreement and the Ancillary Agreements and the consummation by the Seller and the Parent of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate and shareholder action. This Agreement has been duly and validly executed and delivered by each of the Seller and the Parent and constitutes a valid and binding obligation of each of the Seller and the Parent, enforceable against the each of the Seller and the Parent in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

         2.4 NONCONTRAVENTION. Except for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act"), neither the execution and delivery of this Agreement or the Ancillary Agreements by the Seller and the Parent, nor the consummation by the Seller and the Parent of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the charter or By-laws of the Seller or the Parent, (b) require on the part of the Seller or the Parent any filing with, or any permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Seller or the Parent is a party or by which the Seller or the Parent is bound or to which any of their assets is subject, (d) result in the imposition of any Security Interest upon any of the Acquired Assets or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Seller the Parent, or any of the Acquired Assets. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings,
(iii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, (iv) liens on goods in transit incurred pursuant to documentary letters of credit, (v) purchase money liens and liens securing rental payments under capital lease arrangements, (vi) liens in favor of lessors arising in connection with real property leased to the Seller, and (vii) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money. For purposes of this Agreement, "Ordinary Course of Business" shall mean the ordinary course of business of the Seller, consistent with past custom and practice (including with respect to frequency and amount).

         2.5 SUBSIDIARIES. The Seller does not control directly or indirectly or have any direct or indirect equity participation in any corporation, partnership, trust, or other business association.

         2.6 FINANCIAL STATEMENTS. The Seller has provided to the Buyer (a) the balance sheets and statements of income, changes in stockholders' equity and cash flows for the Seller for each of its fiscal years since the acquisition of the Seller by the Parent; (b) the Estimated Balance Sheet; and (c) the unaudited balance sheet as at June 30, 1996 for the Seller (the "Referenced Balance Sheet") and the unaudited balance sheet as at September 30, 1996 for the Seller attached hereto as SCHEDULE 2.6. Such financial statements (collectively, the "Financial Statements") have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, fairly present the financial condition, results of operations and cash flows of the Seller as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Seller; provided, however, that the Financial Statements referred to in clauses (b) and (c) above are subject to normal recurring year-end adjustments (which will not be material) and do not include footnotes, provided, however, that the adjustments required by the Letter of Intent shall not serve as a basis for alleging that the Financial Statements are not in accordance with GAAP. With respect to the contracts and commitments for the sale of goods or the provision of services by the Seller, the Financial Statements and the Estimated Balance Sheet contain and reflect reserves (other than the reserve against accounts receivable in the Closing Balance Sheet), which are consistent with previous reserves taken, for all reasonably anticipated material losses and expenses.

         2.7 ABSENCE OF CERTAIN CHANGES. Since September 30, 1996, (a) there has not been any material adverse change in the assets, business, financial condition or results of operations of the Seller, nor has there occurred any event or development which could reasonably be foreseen to result in such a material adverse change in the future, (b) the Seller has not taken any of the actions set forth in paragraphs (a) through (p) of Section 4.5, and (c) the Parent has not taken any of the actions set forth in paragraphs (d), (n) and (q) of Section 4.5.

         2.8      Intentionally omitted.

         2.9 TAX MATTERS. The Seller has filed all Tax Returns required to be filed by the Seller prior to the Closing Date with respect to the Acquired Assets and the Business, including without limitation, personal property, sales and use Taxes, and has paid all Taxes. For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United

States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

         2.10 OWNERSHIP AND CONDITION OF ASSETS.

                  (a) The Seller is the true and lawful owner and has good title to all of the Acquired Assets, free and clear of all Security Interests, except as set forth in Section 2.10 of the Disclosure Schedule. Upon execution and delivery by the Seller to the Buyer of the instruments of conveyance referred to in Section 1.4(b)(iii), the Buyer will become the true and lawful owner of, and will receive good title to, the Acquired Assets, free and clear of all Security Interests other than those set forth in Section 2.10 of the Disclosure Schedule.

                  (b) The Acquired Assets are adequate for the conduct of the Seller's businesses as presently conducted. Each tangible Acquired Asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used.

                  (c) Section 2.10 of the Disclosure Schedule lists (i) all Acquired Assets which are fixed assets (within the meaning of GAAP), indicating the location, cost, accumulated book depreciation (if any) and the net book value of each such fixed asset as of November 30, 1996, and (ii) all other Acquired Assets of a tangible nature (other than inventories) whose book value exceeds $250,000.

         2.11 OWNED REAL PROPERTY. The Seller does not own any real property.

         2.12 INTELLECTUAL PROPERTY.

              (a) The Seller owns or has the right to use (i) all Intellectual Property used in the operation of the Business, (ii) all Intellectual Property necessary for the operation of the Business as presently conducted and, (iii) to the knowledge of the Seller, all Intellectual Property necessary for the operation of the Business as presently proposed to be conducted other than technology and/or software which is generally available for license at an expense which would not have a material adverse effect on the marketability of a product for which such technology and/or software is licensed. Upon execution and delivery by the Seller to the Buyer of the instruments of conveyance referred to in Section 1.4(b)(iii), each item of

Intellectual Property (i) owned by the Seller, (ii) used in the operation of the Business at any time during the period covered by the Financial Statements, or
(iii) to the knowledge of the Seller, presently proposed to be used in the operation of the Business, will be owned or available for use by the Buyer on similar terms and conditions immediately following the Closing. The Seller has taken all reasonable measures to protect the proprietary nature of each item of Intellectual Property, and to maintain in confidence all trade secrets and confidential information, that it owns or uses. To the knowledge of the Seller, no other person or entity has any rights to any of the Intellectual Property owned by the Seller, used in the operation of the Business at any time during the period covered by the Financial Statements, or presently proposed to be used in the operation of the Business (except pursuant to agreements or licenses specified in Section 2.12(c) or 2.12(d) of the Disclosure Schedule), and no other person or entity is infringing, violating or misappropriating any of the Intellectual Property that is owned by the Seller, is used in the operation of the Business at any time during the period covered by the Financial Statements, or is presently proposed to be used in the operation of the Business.

                  (b) To the knowledge of the Seller, none of the activities or business presently conducted or products currently shipped by the Seller, or conducted by or shipped by the Seller at any time after April 13, 1993, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any other person or entity. The Seller has not received any complaint, claim or notice alleging any such infringement, violation or misappropriation.

                  (c) Section 2.12(c) of the Disclosure Schedule identifies each patent or registration which has been issued to the Seller with respect to any of the Intellectual Property used in the operation of the Business or, to the knowledge of the Seller, necessary for the operation of the Business as presently proposed to be conducted, identifies each trademark, service mark, trade draft, logo, tradename and corporate name used in the operation of the Business or, to the knowledge of the Seller, necessary for the operation of the Business as presently proposed to be conducted, identifies each pending patent application or application for registration which the Seller has made with respect to any of such Intellectual Property, and identifies each license or other agreement pursuant to which the Seller has granted any rights to any party with respect to any of such Intellectual Property. The Seller has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses and agreements (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership of, and any claims or disputes relating to, each such item. With respect to each item of Intellectual Property that the Seller owns:

                           (i) the Seller possesses all right, title and
interest in and to such item;

                           (ii) such item is not subject to any outstanding
judgment, order, decree, stipulation or injunction; and

                           (iii) except in the Ordinary Course of Business in
conjunction with product sales, the Seller has not agreed to indemnify any person or entity for or against any infringement, misappropriation or other conflict with respect to such item.

                  (d) Section 2.12(d) of the Disclosure Schedule identifies each item of Intellectual Property of a type described in Sections 1.1(a)(v)(A), 1.1(a)(v)(B) or 1.1(a)(v)(D) and used in the operation of the Business at any time during the period covered by the Financial Statements, or, to the knowledge of the Seller, that the Seller plans to use in the future, that is owned by a party other than the Seller. The Seller has supplied the Buyer with correct and complete copies of all licenses, sublicenses or other agreements (as amended to date) pursuant to which the Seller uses such Intellectual Property, all of which are listed on Section 2.12(d) of the Disclosure Schedule. With respect to each such item of Intellectual Property:

                           (i) the license, sublicense or other agreement,
covering such item is legal, valid, binding, enforceable and in full force and effect;

                           (ii) such license, sublicense or other agreement is
assignable by the Seller to the Buyer without the consent or approval of any party and such license, sublicense or other agreement will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing;

                           (iii) no party to such license, sublicense or other
agreement is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

                           (iv) the underlying item of Intellectual Property is
not subject to any outstanding judgment, order, decree, stipulation or injunction; and

                           (v) except in the Ordinary Course of Business in
conjunction with product sales, the Seller has not agreed to indemnify any person or entity for or against any interference, infringement, misappropriation or other conflict with respect to such item.

         2.13     INVENTORY.

                  (a) All inventory of the Seller, whether or not reflected on the Estimated Balance Sheet, consists of a quality and quantity usable and saleable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been reserved for on the Estimated Balance Sheet in a manner consistent with the Referenced Balance Sheet. All inventories (other than those fully reserved for) have been priced at the lower of cost or market on a first-in, first-out basis.

                  (b) Section 2.13 of the Disclosure Schedule lists all inventory of the Seller, including the location of each item of inventory as of the Closing Date.

         2.14 REAL PROPERTY LEASES. Section 2.14 of the Disclosure Schedule lists all real property leased or subleased to the Seller. The Seller has delivered to the Buyer correct and complete copies of the leases and subleases (as amended to date) listed in Section 2.14 of the Disclosure Schedule where the lessor or sublessor is not an Affiliate of the Seller. With respect to each lease and sublease listed in Section 2.14 of the Disclosure Schedule where the lessor or sublessor is not an Affiliate of the Seller:

                  (a) the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

                  (b) the lease or sublease is assignable by the Seller to the Buyer without the consent or approval of any party (except as set forth in Section 2.14 of the Disclosure Schedule) and the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing;

                  (c) to the knowledge of the Seller, no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                  (d) there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

                  (e) the Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold; and

                  (f) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities.

         2.15     CONTRACTS.

                  (a) Section 2.15 of the Disclosure Schedule lists the following written arrangements (including without limitation written agreements) to which the Seller is a party:

                           (i) any written arrangement (or group of related
written arrangements) for the lease of personal property from or to third parties involving more than $25,000 per year;

                           (ii) any written arrangement (or group of related
written arrangements) for the purchase or sale of raw materials, commodities, supplies, products or other personal property (including without limitation any written arrangement in which the Seller has granted manufacturing rights, "most favored nation" pricing provisions or marketing or distribution rights relating to any products or territory, has agreed to purchase a minimum quantity of goods or has agreed to purchase goods exclusively from a certain party), involving more than $100,000 during the most recent twelve months or involving an obligation in excess of $100,000 to be performed after the Closing;

                           (iii) any written arrangement involving more than
$100,000 (or group of related written arrangements) for the furnishing or receipt of services (including without limitation any written arrangement in which the Seller has agreed to purchase a minimum quantity of services or has agreed to purchase services exclusively from a certain party);

                           (iv) any written arrangement establishing a
partnership or joint venture;

                           (v) any written arrangement (or group of related
written arrangements) under which it has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness (including capitalized lease obligations) involving more than $25,000 per year or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

                           (vi) any written arrangement concerning
confidentiality or noncompetition;

                           (vii) any written arrangement under which the
consequences of a default or termination, any director, officer or member of management of the Seller has reason to believe, could have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Seller; and

                           (viii) any written arrangement (or group of related
written arrangements) (A) not described (without regard to dollar amount) in paragraphs (i) through (vii) above and (B) either involving more than $50,000 or not entered into in the Ordinary Course of Business.

                  (b) The Seller has delivered to the Buyer a correct and complete copy of each written arrangement (as amended to date) listed in Section
2.15 of the Disclosure Schedule. With respect to each written arrangement so listed: (i) the written arrangement is legal, valid, binding and enforceable and in full force and effect; (ii) the written arrangement is assignable by the Seller to the Buyer without the consent or approval of any party (except as set forth in Section 2.15 of the Disclosure Schedule) and will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; and (iii) to the knowledge of the Seller, no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the written arrangement. The Seller is not a party to any oral contract, agreement or other arrangement which, if reduced to written form, would be required to be listed in Section 2.15 of the Disclosure Schedule under the terms of this Section 2.15.

         2.16 ACCOUNTS RECEIVABLE. All accounts receivable of the Seller reflected on the Estimated Balance Sheet are valid receivables, are not payable by any Affiliate of the Seller and are not aged 180 days or more after the date on which they first became due and payable. A complete list of all accounts receivable of the Seller as of November 30, 1996, showing the aging thereof, is included in Section 2.16 of the Disclosure Schedule.

         2.17 POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of the Seller.

         2.18 INSURANCE. Section 2.18 of the Disclosure Schedule sets forth a list of all claims exceeding $5,000 which have been made under any insurance policy to which the Seller has been a party, a named insured, or otherwise the beneficiary of coverage at any time since April 13, 1993. The Seller has not incurred any loss, damage, expense or liability covered by any such insurance policy and in excess of the applicable deductible, for which it has not properly asserted a claim under such policy. The Seller is covered by insurance in scope and amount customary and reasonable for the businesses in which it is engaged.

         2.19 LITIGATION. Section 2.19 of the Disclosure Schedule identifies, and contains a brief description of, (a) any unsatisfied judgement, order, decree, stipulation or injunction relating to or affecting the Acquired Assets,
(b) any claim, complaint, action, suit, proceeding, hearing or investigation of, in or before any Governmental Entity or before any arbitrator relating to or affecting the Acquired Assets (i) where the amount in dispute exceeds $100,000 or is related to Intellectual Property and (ii) which is currently pending or, to the knowledge of the Seller or the Parent, threatened, and (c) any such claim, complaint, action, suit, proceeding, hearing or investigation brought against the Seller, the Parent or relating to the Acquired Assets within the past three years where the amount in dispute exceeded $100,000 or was related to Intellectual Property. None of the complaints, actions, suits, proceedings, hearings, and investigations set forth in Section 2.19 of the Disclosure Schedule could result in the imposition of any liability on the Buyer or have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Buyer.

         2.20     PRODUCT WARRANT

                  (a) No product sold, leased or delivered by the Seller is subject to any guaranty, warranty, right of return or other indemnity other than the applicable standard terms and conditions of sale or lease, which are set forth in Section 2.20 of the Disclosure Schedule.

                  (b) There are no existing, or to the knowledge of the Parent and the Seller, threatened product liability, warranty or other similar claims, or any facts upon which a claim of such nature could reasonably be based, against the Seller for products or services which are defective or fail to meet any product or service warranties in excess of the warranties provided for in the applicable Assigned Contracts. No claim has been asserted against the Seller in any material amount for renegotiation or price redetermination of any business transaction and is unresolved.

         2.21 EMPLOYEES. Section 2.21 of the Disclosure Schedule contains a list of all employees of the Seller, along with the position, years of service, accrued vacation time and annual rate of compensation of each such person. Each such employee has entered into a confidentiality and assignment of inventions agreement with the Seller, a copy of which has previously been delivered to the Buyer. To the knowledge of the Parent and the Seller, no key employee or group of employees has any plans to terminate employment with the Seller (other than for the purpose of accepting employment with the Buyer following the Closing). The Seller is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Seller has no knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Seller.

         2.22     EMPLOYEE BENEFITS.

                  (a) Section 2.22(a) of the Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans (as defined below) maintained, or contributed to, by the Seller or the Parent. For purposes of this Agreement, "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained for the benefit of the employees of the Seller, any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) maintained for the benefit of the employees of the Seller, and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation, maintained for the benefit of the employees of the Seller. Complete and accurate copies of (i) all Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R for the last three plan years for any Employee Benefit Plan, have been delivered to the Buyer. Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and each of the Parent, the Seller and the ERISA Affiliates has in all material respects met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto. Each of the Parent and the Seller and all Employee Benefit Plans are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder.

                  (b) Except as set forth in Section 2.22(b) of the Disclosure Schedule, to the knowledge of the Seller and the Parent, there are no investigations by any Governmental Entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders or qualified medical child support orders), suits or proceedings against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any material liability.

                  (c) Except as set forth in Section 2.22(c) of the Disclosure Schedule, each Employee Benefit Plan that is intended to be qualified under
Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), has received a determination letter from the Internal Revenue Service to the effect that such Employee Benefit Plan is so qualified and that the trust related thereto is exempt from federal income taxes under Section 501(a) of the Code, no such determination letter has been revoked and revocation has not been threatened, no such Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred that would adversely affect the qualified status of such Employee Benefit Plans.

                  (d) Neither the Parent, the Seller nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA. For purposes of this subsection, "ERISA Affiliate" means any entity which is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes the Seller.

                  (e) At no time has the Parent, the Seller or any ERISA Affiliate been obligated to contribute to any "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA). For purposes of this subsection, "ERISA Affiliate" means any entity which is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), or (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), either of which includes the Seller.

                  (f) Except as set forth in Section 2.22(f) of the Disclosure Schedule, there are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of the Seller (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding any obligations or liabilities related to benefits mandated by applicable law, including, but not limited to, continuation coverage required to be provided under Section 4980B of the Code, Title I, Subtitle B, Part 6 of ERISA or state law and insurance conversion privileges under state law.

                  (g) Except as set forth in Section 2.22(g) of the Disclosure Schedule, no act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Parent, the Seller, any of their respective Affiliates or any ERISA Affiliate (as defined in Section 2.22(d)) that would subject the Parent, the Seller or any ERISA Affiliate

(as defined in Section 2.22(d)) to any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code.

         2.23     ENVIRONMENTAL MATTERS.

                  (a) Except as set forth in Section 2.23(a) of the Disclosure Schedule, the Seller has complied with all applicable Environmental Laws (as defined below). There is no pending or, to the knowledge of the Parent and the Seller, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Seller. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine sanctuaries and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels and containers; (vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; (viii) health and safety of employees and other persons; and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Compensation, Liability and Response Act of 1980 ("CERCLA").

                  (b) Except as set forth in Section 2.23(b) of the Disclosure Schedule, there have been no releases of any Materials of Environmental Concern (as defined below) into the environment at any parcel of real property or any facility formerly or currently owned, operated or controlled by the Seller. With respect to any such releases of Materials of Environmental Concern, the Seller has given all required notices to Governmental Entities (copies of which have been provided to the Buyer). The Seller is not aware of any releases of Materials of Environmental Concern at parcels of real property or facilities other than those owned, operated or controlled by the Seller that could reasonably be expected to have an impact on the real property or facilities owned, operated or controlled by the Seller. For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the federal Resources Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products.

                  (c) Set forth in Section 2.23(c) of the Disclosure Schedule is a list of all environmental reports, investigations and audits (whether conducted by or on behalf of the Parent, the Seller or a third party, and whether done at the initiative of the Seller or directed by a Governmental Entity or other third party) relating to premises currently or previously owned or operated by the Seller. Complete and accurate copies of each such report, or the results of each such investigation or audit, have been provided to the Buyer.

                  (d) Set forth in Section 2.23(d) of the Disclosure Schedule is a list of all of the solid and hazardous waste transporters and treatment, storage and disposal facilities that have been utilized by the Seller since November 19, 1980. Neither the Parent nor the Seller is aware of any material environmental liability of any such transporter or facility.

         2.24 LEGAL COMPLIANCE. The Seller, and the conduct and operation of the Business, are in compliance with each law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, which (a) affects or relates to this Agreement or the transactions contemplated hereby or (b) is applicable to the Seller or the Business, except for any violation of or default under a law referred to in clause (a) or (b) above which reasonably may be expected not to have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Seller.

         2.25 PERMITS. Section 2.25 of the Disclosure Schedule sets forth a list of all Permits (including without limitation those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) issued to or held by the Seller. Such listed Permits are the only Permits that are required for the Seller to conduct its business as presently conducted, except for those the absence of which would not have any material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Seller. Each such Permit is in full force and effect and, to the best of the knowledge of the Seller, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration.

         2.26 CERTAIN BUSINESS RELATIONSHIPS WITH AFFILIATES. Except as set forth in Section 2.26 of the Disclosure Schedule, (a) no Affiliate of the Seller
(i) owns any property or right, tangible or intangible, which is used in the business of the Seller or that the Seller plans to use in the future, (ii) has any claim or cause of action against the Seller, or (iii) owes any money to the Seller and (b) the Seller does not (i) own any property or right, tangible or intangible, which is used in the business of any Affiliate of the Seller, (ii) have any claim or cause of action against an Affiliate of the Seller, or (iii) owe any money to an Affiliate of the Seller.

         2.27 BROKERS' FEES. Neither the Parent nor the Seller has any liability or obligation to pay any finder's fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

         2.28 BOOKS AND RECORDS. The books, records, accounts, ledgers and files of the Seller are accurate and complete in all material respects and have been maintained in accordance with good business and bookkeeping practices.

         2.29 CUSTOMERS AND SUPPLIERS. No unfilled customer order or commitment obligating the Seller to process, manufacture or deliver products or perform services is expected to result in a loss to the Seller upon completion of performance. No purchase order or commitment of the Seller is in excess of normal requirements, nor are prices provided therein in excess of market prices at the time of the order for the products or services to be provided thereunder. Since September 30, 1996, (a) no material supplier of the Seller has indicated that it will stop, or decrease the rate of, supplying materials, products, or services to them and (b) no material customer of the Seller has indicated that it will stop, or decrease the rate of, buying materials, products or services from it. Section 2.29 of the Disclosure Schedule sets forth a list of (a) each customer that accounted for more than 5% of the revenues of the Seller during the last full fiscal year or the interim period through the Closing Date and the amount of revenues accounted for by such customer during each such period and
(b) each supplier that is the sole source supplier of any significant product or component to the Seller.

         2.30 GOVERNMENT CONTRACTS. The Seller has not been suspended or debarred from bidding on contracts or subcontracts with any Governmental Entity; to the knowledge of the Seller, no such suspension or debarment has been threatened or initiated; and the consummation of the transactions contemplated by this Agreement will not result in any such suspension or debarment of the Seller or the Buyer (assuming that no such suspension or debarment will result solely from the identity of the Buyer). Neither the Parent nor the Seller has been or, to the knowledge of the Seller, is now being audited or investigated by the United States Government Accounting Office, the United States Department of Defense or any of its agencies, the Defense Contract Audit Agency, the United States Department of Justice, the Inspector General of any United States Governmental Entity, or any prime contractor with a Governmental Entity; nor, to the knowledge of the Seller, has any such audit or investigation been threatened. To the knowledge of the Seller, there is no valid basis for (a) the suspension or debarment of the Seller from bidding on contracts or subcontracts with any Governmental Entity or
(b) any claim pursuant to an audit or investigation by any of the entities named in the foregoing sentence. The Seller has no agreements, contracts or commitments which require it to obtain or maintain a security clearance with any Governmental Entity.

         2.31 CONFIDENTIALITY. Neither the Parent nor the Seller has disclosed or made available any financial statements or other nonpublic information relating to the Seller or the assets of the Seller to any person or entity other than (a) the Buyer and DParent, (b) the officers, employees and representatives of the Seller or the Parent in connection with the transactions contemplated by this Agreement, and (c) in connection with requests for consents from third parties that are required to consummate the transactions contemplated by this Agreement. Each of the Parent and the Seller has advised each recipient of such information (other than those permitted recipients described in paragraph (c)) of its obligations under this Agreement, including without limitation the obligations contained in paragraph 17 of the Letter of Intent, and has instructed each recipient not to solicit any offer which would compete with the transactions contemplated by this Agreement.

         2.32 DISCLOSURE. No representation or warranty by the Parent or the Seller contained in this Agreement, and no statement contained in the Disclosure Schedule or any other document, certificate or other instrument delivered to or to be delivered by or on behalf of the Parent or the Seller pursuant to this Agreement, and no other statement made by the Parent, the Seller or any representatives of the Seller or the Parent in connection with this Agreement, contains or will contain any untrue statement of a material fact or omit or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. The Parent and/or the Seller has disclosed to the Buyer all material information relating to the business of the Seller or the transactions contemplated by this Agreement.

         2.33 DEFINITION OF KNOWLEDGE. In each case where a representation or warranty of the Seller or the Parent contained in this Article II is qualified as being "to the knowledge of the Seller", such knowledge shall be deemed to consist of the actual knowledge of any director, officer or member of management of the Seller or the Parent, in each case after actually conducting a reasonable investigation.


                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF THE BUYER AND DPARENT

         The Buyer and DParent, jointly and severally, represent and warrant to the Seller and the Parent as follows:

         3.1 ORGANIZATION. Each of the Buyer and DParent is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.

         3.2 AUTHORIZATION OF TRANSACTION. Each of the Buyer and DParent has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements by the Buyer and DParent and the performance of this Agreement and the consummation of the transactions contemplated hereby and thereby by the Buyer and DParent have been duly and validly authorized by all necessary corporate and shareholder action. This Agreement has been duly and validly executed and delivered by each of the Buyer and DParent and constitutes a valid and binding obligation of each of the Buyer and DParent, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

         3.3 NONCONTRAVENTION. Except for applicable requirements of the Hart-Scott-Rodino Act, neither the execution and delivery of this Agreement or the Ancillary Agreements by the Buyer and DParent, nor the consummation by the Buyer and DParent of the transactions contemplated hereby or thereby, will (a) conflict or violate any provision of the charter or By-laws of the Buyer or DParent, (b) require on the part of the Buyer or DParent any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Buyer or DParent is a party or by which it is bound or to which any of its assets is subject, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or any of its properties or assets.

         3.4 BROKER'S FEES. Neither the Buyer nor DParent has any liability or obligation to pay any finder's fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

         3.5 DUE DILIGENCE. The Buyer and DParent acknowledge that they have conducted, and continue to conduct, a due diligence review of the Seller and its business.


                                   ARTICLE IV

                              PRE-CLOSING COVENANTS

         4.1 BEST EFFORTS. Each Party shall use its best efforts, to the extent commercially reasonable, to take all actions, including without limitation obtaining all consents of third parties required to transfer the Acquired Assets to the Buyer, and to do all things necessary, proper or advisable, to consummate the transactions contemplated by this Agreement.

         4.2 NOTICES AND CONSENTS.

             (a) Each of the Parent and the Seller shall use its best efforts to obtain, at its expense, all such waivers, permits, consents, approvals or other authorizations from third parties and Governmental Entities, and to effect all such registrations, filings and notices with or to third parties and Governmental Entities, as reasonably requested by the Buyer in connection with the transactions contemplated by this Agreement (including without limitation those listed in Sections 2.4, 2.12(d), 2.14, 2.15 and 2.25 of the Disclosure Schedule).

             (b) If any of the Assigned Contracts or other assets or rights constituting Acquired Assets may not be assigned and transferred by the Seller to the Buyer (as a result of either the provisions thereof or applicable law) without the consent or approval of a third party, then (i) such Assigned Contracts and/or other assets or rights shall not be assigned and transferred by the Seller to the Buyer at the Closing, (ii) the Seller shall hold such Acquired Assets in trust for, and for the benefit of the Buyer, (ii) the Buyer shall act as the Seller's agent for purposes of satisfying the Seller's obligations under such Assigned Contracts, (iii) the Buyer shall receive the economic benefits of such Assigned Contracts, (iv) the Buyer shall assume the Seller's liabilities or obligations with respect thereto at the Closing, (v) each of the Parent and the Seller shall, as reasonably requested by the Buyer, use its best efforts to obtain the necessary consent or approval as soon as practicable after the Closing, and (vi) as reasonably requested by the Seller or the Buyer, upon the obtaining of such consent or approval, the Buyer and the Seller, as the case may be, shall execute such further instruments of conveyance (in the form executed at the Closing) as may be necessary to assign and transfer such Assigned Contracts and/or other assets or rights (and the associated liabilities and obligations of the Seller) to the Buyer.

                  (c) To the extent the Buyer acts as agent of the Seller within the limited scope set forth in Section 4.2(b): (i) the Buyer agrees that it shall have no authority to assume or to create any debt, obligation, or liability in the name or on behalf of the Seller, nor shall the Buyer make any representations of any kind or nature with respect to the Seller. In this connection, the Buyer shall comply with all applicable laws, statutes, regulations and treaties relating to the obligations of the Seller under the Assumed Contracts and the performance of its duties thereunder; and (ii) the Parties agree that the relationship of the Seller and the Buyer is that of principal and independent contractor and that the Buyer shall be deemed at all times during the term of this Agreement to be an independent contractor. Nothing herein shall be deemed to create the relationship of partnership, association or joint venture of any nature whatsoever. Except as expressly provided herein, this Agreement shall not confer to the Buyer any right or authority to obligate the Seller in any way or to cause the Seller to accept or deliver any order. Nothing contained in this Section 4.2(c) shall in any way prevent the Buyer from using the name "Itronix".

         4.3 EMPLOYEES.

             (a) Each of the Seller and the Parent agrees to use its best efforts (i) to encourage the existing employees of the Seller to accept such offers of employment as may be extended by the Buyer, and (ii) to discourage the existing employees of the Seller from accepting offers of employment which may be extended by any competitors of the Seller, the Parent, the Buyer, DParent or any of their Affiliates. The Seller shall make all its existing employees available for pre-employment interviews as requested by the Buyer.

             (b) On or prior to the Closing Date, the Seller shall pay its employees (i) all profit sharing, bonuses and other compensation that the Seller would have paid its employees under any Employee Benefit Plans during the current year (pro-rated for the period from the beginning of the Seller's current fiscal year through the Closing Date) had the transaction contemplated by this Agreement not been consummated and (ii) for all accrued vacation time, except to the extent set forth in Section 1.2(a)(v).

             (c) On or prior to the Closing Date, each of the Seller and the Parent shall satisfy all of its obligations with respect to options to purchase capital stock of the Seller or the Parent held by employees of the Seller.

                  (d) Without the prior written consent of the Buyer, neither the Seller nor the Parent shall enter into any written arrangement (including without limitation written agreements) with any employee of the Seller concerning confidentiality or noncompetition.

                  (e) On or prior to the Closing Date, each of the Seller and the Parent shall satisfy substantially all of its obligations under the following agreements: (i) agreement with any director, executive officer or other employee of the Seller (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Seller of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee to any employee of the Seller or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee of the Seller; and (ii) agreement or plan binding the Seller, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan, or any Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. For purposes of this Section 4.3(e), "substantially all of its obligations" shall be deemed to be at least 95% of the obligations, calculated on an individual basis.

         4.4 HART-SCOTT-RODINO ACT. Each Party shall promptly file any material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, shall use its best efforts to obtain an early termination of the applicable waiting period, and shall make any further filings or information submissions pursuant thereto that may be necessary, proper or advisable.

         4.5 OPERATION OF BUSINESS. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing, the Parent and the Seller shall conduct the Seller's operations in the Ordinary Course of Business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact the Seller's current business organization, keep the Seller's physical assets in good working condition, keep available the services of the Seller's current officers and employees and preserve the Seller's relationships with customers, suppliers and others having business dealings with it to the end that the Seller's goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Closing, without the written consent of the Buyer:

                  (a) the Seller shall not acquire, sell, lease, encumber or dispose of any assets or any shares or other equity interests in or securities of any corporation, partnership, association or other business organization or division thereof, other than purchases and sales or other acquisitions or dispositions of assets in the Ordinary Course of Business;

                  (b) other than in the Ordinary Course of Business, the Seller shall not create, incur or assume any debt (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; or make any loans, advances or capital contributions to, or investments in, any other person;

                  (c) the Seller shall not enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement of the type described in Section 4.3(e) or (except for normal increases in the Ordinary Course of Business) increase in any manner the compensation or fringe benefits of, or modify any employment terms of, its directors, officers or employees, generally or individually, pay any benefit not required by the terms in effect on September 30, 1996 of any existing Employee Benefit Plan, or modify any personnel policies or practices;

                  (d) neither the Seller nor the Parent shall change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

                  (e) the Seller shall not discharge or satisfy any Security Interest or pay any obligation or liability, other than in the Ordinary Course of Business;

                  (f) the Seller shall not mortgage or pledge any of the Acquired Assets or subject any such assets to any Security Interest, other than in the Ordinary Course of Business;

                  (g) the Seller shall not sell, assign, transfer or license any Intellectual Property, other than in the Ordinary Course of Business;

                  (h) the Seller shall not (i) other than in the Ordinary Course of Business, enter into, amend or terminate any material contract or agreement, or (ii) take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement;

                  (i) the Seller shall not make or commit to make any capital expenditure, other than in the Ordinary Course of Business;

                  (j) the Seller shall not issue any stock, bonds or other corporate securities or grant any option or issue any warrant to purchase or subscribe to any of such securities or issue any securities convertible into such securities;

                  (k) the Seller shall not enter into any leases, contracts, agreements or understandings (other than contracts with suppliers and customers entered into in the Ordinary Course of Business) calling for payments which in the aggregate exceed $100,000 per year for all such leases, contracts, agreements and understandings;

                  (l) the Seller shall not enter into any lease, contract, agreement or understanding with respect to real property, other than in the Ordinary Course of Business;

                  (m) the Seller shall not make any change in its management or personnel other than hiring, terminations, promotions and reassignments in the Ordinary Course of Business;

                  (n) neither the Seller nor the Parent shall take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Seller and the Parent set forth in this Agreement becoming untrue or (ii) any of the conditions to the Closing set forth in Article V not being satisfied;

                  (o) the Seller shall not sell, lease or deliver any products of a quality below the standard of quality of products sold in the Ordinary Course of the Business prior to September 30, 1996, take any action which could reasonably be expected to increase future warranty, repair or service liabilities in excess of those incurred in the Ordinary Course of the Business prior to September 30, 1996 or take any action which would impair customer relations or the Seller's goodwill in the marketplace;

                  (p) the Seller shall not agree in writing or otherwise to take any of the actions set forth in paragraphs (a) through (o) of this Section 4.5; or

                  (q) the Parent shall not agree in writing or otherwise to take any of the actions set forth in paragraphs (d) and (n) of this Section 4.5.

         4.6      FULL ACCESS.

                  (a) The Parent and the Seller shall permit representatives of the Buyer and DParent to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Seller) to all premises, assets, properties, financial and accounting records, contracts, other records and documents, personnel, auditors, prospects and customers, of or pertaining to the Seller, and the Buyer and DParent shall be permitted to make abstracts from, or copies of, all such books and records. The Buyer and DParent (a) shall treat and hold as confidential any Confidential Information (as defined below), (b) shall not use any of the Confidential Information except in connection with this Agreement, and (c) if this Agreement is terminated for any reason whatsoever, shall return to the Seller all tangible embodiments (and all copies) thereof which are in its possession. For purposes of this Agreement, "Confidential Information" means any confidential or proprietary information of the Seller or the Parent that is furnished in writing to the Buyer or DParent by the Parent or the Seller in connection with this Agreement and is labelled confidential or proprietary; provided, however, that it shall not include any information (i) which, at the time of disclosure, is available publicly, (ii) which, after disclosure, becomes avail able publicly through no fault of the Buyer or DParent, or (iii) which the Buyer or DParent knew or to which the Buyer or DParent had access prior to disclosure.

                  (b) Without limiting the generality of Section 4.6(a), the Parent and the Seller shall permit representatives of the Buyer and DParent to review all options plans and other rights to purchase securities of the Seller and the Buyer shall be permitted to make abstracts or copies thereof. The Seller shall provide summary information with respect to (i) the number of options and other rights to purchase securities outstanding and (ii) the payments required to satisfy all obligations under such securities.

         4.7      NOTICE OF BREACHES.

                  (a) The Seller and the Parent shall promptly deliver to the Buyer written notice of any event or development that would (i) render any statement, representation or warranty of the Seller or the Parent in this Agreement (including exceptions set forth in the Disclosure Schedule) inaccurate or incomplete in any material respect, or (ii) constitute or result in a breach by the Seller or the Parent of, or a failure by the Seller or the Parent to comply with, any agreement or covenant in this Agreement applicable to the Seller or the Parent. No such disclosure shall be deemed to avoid or cure any such misrepresentation or breach.

                  (b) The Buyer and DParent shall promptly deliver to the Seller written notice of any event or development that would (i) render any statement, representation or warranty of the Buyer or DParent in this Agreement inaccurate or incomplete in any material respect, or (ii) constitute or result in a breach by the Buyer or DParent of, or a failure by the Buyer or DParent to comply with, any agreement or covenant in this Agreement applicable to the Buyer. No such disclosure shall be deemed to avoid or cure any such misrepresentation or breach.

         4.8 GUARANTEE. Each of the Parent and DParent irrevocably and unconditionally guaranties to, in the case of the Parent, the Buyer and the DParent, and in the case of DParent, the Seller and the Parent, the due and punctual performance of each obligation, and the full and punctual payment of each amount owed, under this Agreement and any and all other agreements entered into pursuant hereto by, in the case of the Parent, the Seller, and in the case of DParent, the Buyer, without the Party entitled to such performance or payment being obligated to first pursue any right or remedy against that of the Seller or the Buyer who is the original obligor with respect thereto, provided that the Parent and DParent, as guarantor hereunder, shall be entitled to any and all defenses which the obligor may have against such performance or payment obligation.


                                    ARTICLE V

                              CONDITIONS TO CLOSING

         5.1 CONDITIONS TO OBLIGATIONS OF THE BUYER. The obligation of each of the Buyer and DParent to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction of the following conditions:

                  (a) the representations and warranties of the Seller and the Parent set forth in Article II shall be true and correct when made on the date hereof and shall be true and correct as of the Closing as if made as of the Closing, except for representations and warranties made as of a specific date, which shall be true and correct as of such date;

                  (b) each of the Parent and the Seller shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

                  (c) there shall have been no material adverse change in the financial condition, properties, assets, liabilities, earnings, business, operations or prospects of the Seller since the date of this Agreement, as the result of any act of God, fire, flood or other catastrophic event beyond the control of the Buyer and DParent;

                  (d) no judgment, order, decree, stipulation or injunction shall be in effect which (i) prevents consummation of any of the transactions contemplated by this Agreement, (ii) causes any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affects adversely the right of the Buyer to own, operate or control any of the Acquired Assets following the Closing;

                  (e) the Parent and the Seller shall have delivered to the Buyer a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in clauses (a) through (d) of this Section 5.1 is satisfied in all respects;

                  (f) the Buyer shall have received from counsel to the Seller and the Parent an opinion substantially in the form of EXHIBIT E attached hereto, addressed to the Buyer and dated as of the Closing Date;

                  (g) the Buyer shall have received from intellectual property counsel to the Seller an opinion substantially in the form of EXHIBIT F attached hereto, addressed to the Buyer and dated as of the Closing Date;

                  (h) the Buyer shall have received all required consents for the assignment to the Buyer of the real property leases set forth in Section
2.14 of the Disclosure Schedule (other than leases where the lessor or sublessor is an Affiliate of the Seller);

                  (i) the Seller shall have delivered to the Buyer an update, as of the date prior to the Closing Date, of each list contained in the Disclosure Schedule that lists or describes Acquired Assets (including without limitation the lists set forth in Sections 2.12, 2.14, 2.15 and 2.25 of the Disclosure Schedule);

                  (j) the Seller shall have delivered to the Buyer a tax status letter from the State of Washington indicating that all taxes due have been paid;

                  (k) DParent and Microsoft Corporation shall have executed and delivered a Microsoft OEM License Agreement for Desktop Operating Systems in form and substance reasonably satisfactory to the Buyer; and

                  (l) all actions to be taken by the Seller and the Parent in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Buyer.

         5.2 CONDITIONS TO OBLIGATIONS OF THE SELLER. The obligation of each of the Seller and the Parent to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction of the following conditions:

                  (a) the representations and warranties of the Buyer and DParent set forth in Article III shall be true and correct when made on the date hereof and shall be true and correct as of the Closing as if made as of the Closing, except for representations and warranties made as of a specific date, which shall be true and correct as of such date;

                  (b) each of the Buyer and DParent shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

                  (c) the Buyer and DParent shall have delivered to the Seller a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in clauses (a) and (b) of this Section 5.2 is satisfied in all respects;

                  (d) the Seller shall have received from counsel to DParent and the Buyer an opinion substantially in the form of EXHIBIT G attached hereto, addressed to the Seller and dated as of the Closing Date;

                  (e) the Seller shall have received from special counsel to the Buyer an opinion substantially in the form of EXHIBIT H attached hereto, addressed to the Seller and dated as of the Closing Date; and

                  (f) all actions to be taken by the Buyer and DParent in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Seller.


                                   ARTICLE VI

                             POST-CLOSING COVENANTS

         6.1 PROPRIETARY INFORMATION. The Parent and the Buyer, by execution of this Agreement, shall become parties to the Mutual Nondisclosure Agreement between the Seller and the Parent, dated

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



September 5, 1996 (the "Nondisclosure Agreement"). The Seller and DParent acknowledge and confirm their obligations under the Nondisclosure Agreement, and the Parties agree that except as expressly set forth in this Agreement, such Nondisclosure Agreement continues in full force and effect. In addition to the limitations set forth in the Nondisclosure Agreement, from and after the Closing, each of the Seller and the Parent shall hold in confidence, and shall use its best efforts to have all of its Affiliates hold in confidence, all knowledge, information and documents of a confidential nature or not generally known to the public with respect to the Seller or the Buyer or their respective businesses (including without limitation the financial information, technical information or data relating to the Seller's products and names of customers of the Seller) and shall not disclose or make use of the same without the written consent of the Buyer, except (a) as provided in the VAR Agreement and (b) to the extent that such knowledge, information or documents shall have become public knowledge other than through a breach of this Agreement by the Seller or the Parent or disclosure required by law.

         6.2      SOLICITATION AND HIRING.

                  (a) For a period of one year after the Closing Date, without the prior written consent of the Buyer, each of the Parent and the Seller shall not, either directly or indirectly as a stockholder, investor, partner, director, officer, employee or otherwise, (a) solicit or attempt to induce any Restricted Buyer Employee (as defined below) to terminate his employment with the Buyer or DParent or (b) hire or attempt to hire any Restricted Buyer Employee. For purposes of this Agreement, a "Restricted Buyer Employee" shall mean any person who either (i) was an employee of the Buyer or DParent on either the date of this Agreement or the Closing Date or (ii) was an employee of the Seller on either the date of this Agreement or the Closing Date and received an employment offer from the Buyer within five business days following the Closing Date.

                  (b) For a period of one year after the Closing Date, without the prior written consent of the Parent, each of DParent and the Buyer shall not, either directly or indirectly as a stockholder, investor, partner, director, officer, employee or otherwise, (a) solicit or attempt to induce any Restricted Seller Employee (as defined below) to terminate his employment with the Parent or (b) hire or attempt to hire any Restricted Seller Employee. For purposes of this Agreement, a "Restricted Seller Employee" shall mean any person who was an employee of the Parent on either the date of this Agreement or the Closing Date.

         6.3      NON-COMPETITION.

                  (a) For a period of five years after the Closing Date, neither the Parent nor the Seller shall either directly or indirectly as a stockholder, investor, partner, director, officer, employee, consultant or otherwise, develop, manufacture, market, sell, resell, or service Ruggedized Notebook Computers (as defined below), (other than OEM sales of products purchased directly from the Buyer pursuant to the Ancillary Agreements), in the United States or any other country in which the Seller, or the Parent acting on behalf of the Seller, has sold or leased products of the Seller at any time during the two years prior to the Closing Date. For the purpose of this Section 6.3, Ruggedized Notebook Computers shall be defined as portable computers having (at a minimum in order to function) a central processor unit, memory, keyboard or other tactile input device, display (including or not including pen-based technology) contained in two or more physical sections joined by a hinge mechanism and incorporating special design and/or physical packaging (above and beyond general computer industry practices) intended to make it more durable for the end use and environment. In no event shall the term Ruggedized Notebook Computer be construed to include any product now sold by the Parent or its subsidiaries (other than the Seller) or Pen-based Computing Devices (as defined below). Pen-based Computing Devices shall be defined as devices incorporating a self-contained CPU and display, and for which the primary intended method of input is through a touch or pen-based screen capability and the design is such that the device will operate completely without a keyboard, notwithstanding the fact that such units may have the option of being attached via external ports, cradling or other coupling devices to a keyboard or other key based input device.

                  (b) Each of the Parent and the Seller agrees that the duration and geographic scope of the non-competition provision set forth in this Section
6.3 are reasonable. In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the Parties agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The Parties intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective.

         6.4      SHARING OF DATA.

                  (a) The Parent and the Seller shall have the right for a period of seven years following the Closing Date to have

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



reasonable access to, and the assistance of the Buyer's employees at a reasonable cost in connection with, such books, records and accounts, including financial and tax information, correspondence, production records, employment records and other records that are transferred to the Buyer pursuant to the terms of this Agreement for the limited purposes of concluding its involvement in the business conducted by the Seller prior to the Closing Date and for complying with its obligations under applicable securities, tax, environmental, employment or other laws and regulations. The Buyer and DParent shall have the right for a period of seven years following the Closing Date to have reasonable access to, and the assistance of the Parent's employees at a reasonable cost in connection with, those books, records and accounts, including financial and tax information, and other records that are retained by the Seller or the Parent pursuant to the terms of this Agreement to the extent that any of the foregoing is needed by the Buyer or DParent in order to comply with its obligations under applicable securities, tax, environmental, employment or other laws and regulations. Neither the Buyer, DParent, the Parent nor the Seller shall destroy any such books, records or accounts retained by it without first providing the other Parties with the opportunity to obtain or copy such books, records, or accounts.

                  (b) Promptly upon request by the Buyer made at any time during the three-year period following the Closing Date, the Parent and the Seller shall authorize the release to the Buyer of all files pertaining to the Seller, the Acquired Assets or the business or operations of the Seller held by any federal, state, county or local authorities, agencies or instrumentalities.

         6.5 USE OF NAME. Each of the Parent and the Seller agrees not to use the name "Itronix" or any name reasonably similar thereto after the Closing Date in connection with any business related to, competitive with, or an outgrowth of, the business conducted by the Seller on the date of this Agreement, except as provided in the VAR Agreement. Within two business days after Closing, the Seller shall amend its Certificate of Incorporation and other corporate records, if necessary, to comply with this provision. The Seller and the Parent shall cooperate with the Buyer so that the Buyer, within two business days after the Closing, may change its corporate name to include the name "Itronix".

         6.6 COOPERATION IN LITIGATION. From and after the Closing Date, each Party shall, and shall cause its officers, directors, employees, agents and legal, accounting and other professional advisors to, fully cooperate with the others in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such other Party relating to or arising out of the conduct of the business of the Seller or the Buyer prior to or after the Closing Date (other than litigation between the Parent and/or the Seller on the one hand, and the Buyer and/or DParent on the other, arising out of the transactions contemplated by this Agreement). The Party requesting such cooperation shall pay the reasonable out-of-pocket expenses incurred in providing such cooperation (including legal and other professional advisory fees and disbursements) by the Party providing such cooperation and by its officers, directors, employees and agents, but shall not be responsible for reimbursing such Party or its officers, directors, employees and agents, for their time spent in such cooperation.

         6.7      COLLECTION OF ACCOUNTS RECEIVABLE.

                  (a) If and to the extent that after the Closing Date accounts receivable set forth on the Closing Balance Sheet become aged 180 days or longer after the date on which they first became due and payable, (i) the Buyer shall from time to time give notice to the Seller designating those accounts receivable which have become aged 180 days or longer, (ii) the Purchase Price shall be decreased by the amount of all such uncollected accounts receivable,
(iii) the Buyer shall assign such uncollected accounts receivable to the Seller and (iv) the Seller shall pay to the Buyer, by wire transfer of immediately available funds, within thirty calendar days after the date on which the Buyer gives notice to the Seller designating such accounts receivable as aged 180 days, an amount equal to the sum of all such uncollected net accounts receivable. No amount paid by the Seller to the Buyer pursuant to this Section 6.7(a) shall be included in or counted toward the determination of any of the amounts specified in Section 7.7.

                  (b) Each of the Parent and the Seller agrees that it shall forward promptly to the Buyer any monies, checks or instruments received by the Seller after the Closing Date with respect to the accounts receivable purchased by the Buyer from the Seller pursuant to this Agreement. Each of the Parent and the Seller shall provide to the Buyer such reasonable assistance as the Buyer may reasonably request with respect to the collection of any such accounts receivable, provided the Buyer pays the reasonable out-of-pocket expenses of the Seller and its officers, directors and employees incurred in providing such assistance.

                  (c) From and after the Closing Date and until such time as any account receivable becomes aged 180 days or more after the date on which it first became due and payable, the Buyer shall pursue the timely and maximum collection thereof, and service and support the account debtor, consistent with the Ordinary Course of Business and shall not, without the prior written consent of the Seller, grant any extension of time for, or waive any right to payment thereof or grant any other concession to the account debtor with respect to such account receivable.

                  (d) So long as any portion of any account receivable set forth on the Closing Balance Sheet is owned by the Buyer and remains outstanding and unpaid, the Buyer shall provide the Seller, within 15 days after the end of each calendar month, beginning on February 15, 1997, a written aging of all such accounts which remain outstanding and unpaid at the end of such month.

                  (e) The Seller shall be entitled to take such customary and reasonable actions as it deems necessary or desirable to collect the accounts receivable retained or repurchased by the Seller pursuant to this Agreement, provided that the Seller shall consult with the Buyer prior to taking any collection action which might reasonably be expected to jeopardize the Buyer's relationship with such customer.

                  (f) Each of the Buyer and DParent agrees that it shall forward promptly to the Seller any monies, checks or instruments received by the Buyer after the Closing Date with respect to the accounts receivable retained or repurchased by the Seller from the Buyer pursuant to this Agreement. Each of the Buyer and DParent shall provide to the Seller such reasonable assistance as the Seller may reasonably request with respect to the collection of any such accounts receivable, provided the Seller pays the reasonable out-of-pocket expenses of the Buyer, DParent and their respective officers, directors and employees incurred in providing such assistance.

         6.8      EMPLOYEES.

                  (a) Effective as of the Closing, the Seller shall terminate the employment of each of its employees designated on SCHEDULE 6.8(a) attached hereto and the Buyer shall offer employment to each such employee, terminable at the will of the Buyer, in a position substantially equivalent to the position of such employee as of the date of this Agreement. Each such employee, as a condition to his or her employment with the Buyer, shall be required to enter into the standard non-competition and proprietary rights agreement of the Buyer. Each of the Seller and the Parent hereby consents to the hiring of such employees by the Buyer and waives, with respect to the employment by the Buyer of such employees, any claims or rights the Seller or the Parent may have against the Buyer or any such employee under any non-competition, confidentiality or employment agreement.

                  (b) The Buyer shall provide customary salary continuation benefits for any employee listed in Section 2.21 of the Disclosure Schedule who is (i) hired by the Buyer and whose employment is subsequently terminated by the Buyer, other than

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



terminations as a result of the voluntary resignation of any such employee or a termination for cause, or (ii) not offered employment by the Buyer, provided, however, that the Buyer shall not be obligated provide such benefits if the Buyer notified the Seller, at least 15 days prior to the Closing, that the employee would not be offered employment.

                  (c) On or prior to February 28, 1996, each of the Seller and the Parent shall satisfy all of its obligations under the agreements described in clauses (i) and (ii) of Section 4.3(e).

         6.9 TRANSFER AND SALES TAX. Notwithstanding any provisions of law imposing the burden of such taxes on the Seller or the Buyer, as the case may be, the Buyer shall be responsible for and shall pay all sales, use and transfer Taxes, and all governmental charges, if any, upon the sale or transfer of any of the Acquired Assets hereunder.

         6.10 PRODUCT WARRANTY OBLIGATIONS. From and after the Closing, the Buyer shall perform, consistent with the Ordinary Course of Business, the warranty and product rework obligations relating to products sold prior to the Closing Date, which obligations shall include but not be limited to repair, replacement or return of products, rework of products as a result of product recall for quality or specification deficiencies, freight charges, travel expenses for warranty service calls and customer service labor (the "Warranty Obligations"), assumed by the Buyer in accordance with Section 1.2(a)(vii).

         6.11 NOTICE OF POTENTIAL PRODUCT LIABILITY CLAIM. From and after the Closing, in the event the Buyer becomes aware of any defect in or other condition affecting any product sold by the Seller prior to the Closing which could reasonably be expected to result in a product liability claim, the Buyer shall, as soon as is reasonably practicable, inform the Seller thereof and take steps, consistent with the Ordinary Course of Business, to minimize the effect of such a claim.

         6.12 AUDITED FINANCIAL STATEMENTS. The Buyer shall cause its independent public accountants to prepare and deliver to the Buyer by March 1, 1997, at the Buyer's expense, (a) audited balance sheets and statements of income, changes in stockholders' equity and cash flows for each of the last three fiscal years for the Seller or such fewer number of years as may be required to satisfy clause (b) below (collectively, the "Audited Financial Statements") and (b) related reports and consents required under the Securities Exchange Act of 1934, as amended, in connection with the preparation and filing with the Securities and Exchange Commission of the Audited Financial Statements or financial statements of DParent that incorporate the Audited Financial Statements. Each of the Seller and the Parent shall, and shall

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



cause its officers, directors, employees, agents and legal, accounting and other professional advisors, to fully cooperate with the Buyer and its independent public accountants in connection with the preparation of the Audited Financial Statements and related reports.



                                   ARTICLE VII

                                 INDEMNIFICATION

         7.1 INDEMNIFICATION BY THE SELLER AND THE PARENT. The Seller and the Parent shall, jointly and severally, indemnify the Buyer and DParent in respect of, and hold the Buyer and DParent harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) ("Damages") incurred or suffered by the Buyer or any Affiliate thereof resulting from, relating to or constituting:

                  (a) any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Seller and the Parent contained in this Agreement; or

                  (b) any Retained Liabilities.

         7.2 INDEMNIFICATION BY THE BUYER AND DPARENT. The Buyer and DParent shall, jointly and severally, indemnify the Seller and the Parent in respect of, and hold the Seller and the Parent harmless against, any and all Damages incurred or suffered by the Seller or any Affiliate thereof resulting from, relating to or constituting:

                  (a) any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Buyer or DParent contained in this Agreement; or

                  (b) any Assumed Liabilities.

         7.3 CLAIMS FOR INDEMNIFICATION. Except as provided in Section 7.4(d), whenever any claim shall arise for indemnification hereunder, the Party seeking indemnification (the "Indemnified Party") shall promptly notify the other party from whom indemnification is sought (the "Indemnifying Party") of the claim, and when known, the facts constituting the basis for such claim; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder, so long as such delay is not prejudicial to the Indemnifying Party. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability therefrom. Except as otherwise provided in Section 7.4(d), the Indemnified Party shall not settle or compromise any claim by a third party for which it is seeking indemnification hereunder without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, unless the Indemnifying Party shall not have taken control of the defense of such claim as provided in Section 7.4, after notification thereof pursuant to this Section 7.3, in which case the Indemnified Party may settle or compromise such claim without the Indemnifying Party's consent.

         7.4      DEFENSE BY THE INDEMNIFYING PARTY.

                  (a) Except as provided in Section 7.4(d), in connection with any claim for indemnification hereunder resulting from or arising out of any claim or legal proceeding by a third party, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party given within 20 days after the date of the notice of the claim from the Indemnified Party pursuant to Section 7.3, assume the defense of such claim or legal proceeding with counsel approved by the Indemnified Party, which approval shall not be unreasonably withheld, if (i) the Indemnifying Party acknowledges to the Indemnified Party in writing the Indemnifying Party's obligations to indemnify the Indemnified Party with respect to all elements of such claim, (ii) the third party seeks monetary damages only, and (iii) an adverse resolution of the third party's claim would not have a material adverse effect on the goodwill or the reputation of the Indemnified Party or, if the Buyer is the Indemnified Party, the business or operations of the Buyer.

                  (b) If the Indemnifying Party so assumes such defense, the Indemnified Party shall be entitled to participate in, but not control, such defense, with its counsel and at its own expense, except that the Indemnifying Party shall be responsible for the reasonable fees and expenses of the separate co-counsel to the extent the Indemnified Party reasonably concludes that the counsel the Indemnifying Party has selected has a conflict of interest. In addition, if the Indemnifying Party so assumes such defense, it shall take all steps necessary in the defense or settlement thereof; provided, however, that the Indemnifying Party shall not consent to any settlement or to the entry of any judgment with respect to a claim or legal proceeding which does not include a complete release of the Indemnified Party from all liability with respect thereto or which imposes any liability on the Indemnified Party without the written consent of the Indemnified Party.

             (c) Except as provided in Section 7.4(d), if the Indemnifying Party does not, or is not permitted under the terms hereof to, assume the defense of any such claim or legal proceeding, (i) the Indemnified Party may defend against such claim or legal proceedings, with the Indemnifying Party responsible for the reasonable fees and expenses of counsel for the Indemnified Party, in such manner as it may deem appropriate, including, but not limited to, settling such claim or legal proceeding on such terms as the Indemnified Party may deem appropriate, and (ii) the Indemnifying Party shall be entitled to participate in, but not control, the defense of such action, with its counsel and at its own expense.

             (d) If a third party asserts that an Indemnified Party is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which such Indemnified Party may be entitled to indemnification pursuant to this Article VII, and such Indemnified Party reasonably determines that it has a valid business reason to fulfill such obligation, then (i) such Indemnified Party shall be entitled to satisfy such obligation, without prior notice to or consent from the Indemnifying Party, (ii) such Indemnified Party may make a claim for indemnification pursuant to this
Article VII in accordance with the provisions hereof, and (iii) such Indemnified Party shall be reimbursed, in accordance with the provisions hereof, for any such Damages for which it is entitled to indemnification pursuant to this
Article VII (subject to the right of the Indemnifying Party to dispute the Indemnified Party's entitlement to indemnification under the terms of this
Article VII).

         7.5 TREATMENT OF INDEMNITY PAYMENTS. Any payment made to the Buyer or DParent pursuant to this Article VII shall be treated as a reduction in the Purchase Price. Any payment made to the Seller or Parent pursuant to this
Article VII shall be treated as an increase in the Purchase Price.

         7.6 SURVIVAL.

             (a) The representations, warranties, covenants and agreements of the Seller, of the Parent, of the Buyer and of DParent set forth in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and continue until March 31, 1998 and shall not be affected by any examination made for or on behalf of the Parties or the knowledge of any of the officers, directors, stockholders, employees or agents of the Parties. Notwithstanding the foregoing:

                           (i) the representations of the Seller contained in
Section 2.9 relating to tax matters shall survive the Closing and the consummation of the transactions contemplated thereby and continue until the expiration of the applicable statute of limitations relating to such tax representations;

                           (ii) the representations of the Seller and the Parent
contained in Section 2.3 relating to the Seller's and the Parent's authority to engage in the transactions contemplated hereby, Section 2.10(a) relating to the Seller's ownership of the Acquired Assets and Section 2.23 relating to environmental matters shall survive the Closing and the consummation of the transactions contemplated thereby and continue without limit; and

                           (iii) the covenants and agreements of the Seller, of
the Parent, of the Buyer and of DParent contained in this Agreement shall survive the Closing and the consummation of the transactions contemplated thereby and continue without limit or for such period of time as specifically provided herein, if any.

             (b) If a notice is given in accordance with Section 7.3 before the expiration of the applicable survival period (if any) specified in Section 7.6(a), then (notwithstanding the expiration of such time period) the representation, warranty, covenant or agreement applicable to such claim shall survive until, but only for purposes of, the resolution of such claim.

         7.7 LIMITATIONS.

             (a) The aggregate liability of the Seller and the Parent for Damages under this Article VII (other than Damages with respect to Retained Liabilities, for which there shall be no limit) shall not exceed the Purchase Price; the Seller and the Parent shall not be liable under Section 7.1(a) with respect to any single claim involving less than $10,000; and the Parent and the Seller shall not be liable under Section 7.1(a) with respect to any claim involving more than $10,000 unless the aggregate amount of all single claims involving more than $25,000 exceed $100,000, whereupon the Parent and the Seller shall be liable for the full amount of all claims involving more than $10,000 in accordance with the terms of this Agreement. Except with respect to claims based on fraud, the rights of the Buyer and DParent under this Article VII shall be the exclusive remedy of the Buyer and DParent with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Seller contained in this Agreement (provided that nothing contained in this Agreement shall limit or restrict any right or remedy the Buyer or DParent may have under any Environmental Law).

             (b) The aggregate liability of the Buyer and DParent for Damages under this Article VII shall not exceed the Purchase Price.

         7.8 OFFSET. The Seller shall be entitled to offset the amount received by the Buyer in excess of the Buyer's expenses under the claims of the Seller described in SCHEDULE 7.8 attached hereto against the amount of any Damages for which the Seller is obligated to indemnify pursuant to this Article VII.


                                  ARTICLE VIII

                                   TERMINATION

         8.1      TERMINATION OF AGREEMENT.

                  (a) This Agreement shall terminate automatically at 11:59 P.M. Boston time on December 31, 1996 (the "Termination Time"), if the Closing shall not have occurred prior thereto.

                  (b) The Parties may terminate this Agreement prior to the Closing with the prior authorization of their Boards of Directors, as provided below:

                           (i) the Buyer or DParent may terminate this Agreement
by giving written notice to the Seller in the event the Seller or the Parent (A) is in breach of any material representation, warranty, or covenant contained in this Agreement, the Buyer has promptly notified the Parent and the Seller of the breach, and the breach has continued without cure for a period of 5 days after the notice of breach or (B) fails to perform any condition precedent under
Section 5.1 hereof (unless the failure results primarily from a breach by the Buyer or DParent of any representation, warranty or covenant contained in this Agreement);

                           (ii) the Seller or the Parent may terminate this
Agreement by giving written notice to the Buyer in the event the Buyer or DParent (A) is in breach of any material representation, warranty, or covenant contained in this Agreement, the Parent has notified the Seller and DParent of the breach, and the breach has continued without cure for a period of 5 days after the notice of breach or (B) fails to perform any condition precedent under
Section 5.2 hereof (unless the failure results primarily from a breach by the Seller or the Parent of any representation, warranty or covenant contained in this Agreement); and

                           (iii) the Buyer or DParent may terminate this
Agreement by giving written notice to the Seller in the event there has been a material adverse change in the financial condition, properties, assets, liabilities, earnings, business, operations or prospects of the Seller since the date of this Agreement, as a result of any act of God, fire, flood or other catastrophic event beyond the control of the Buyer and DParent.

         8.2 EFFECT OF TERMINATION. If this Agreement automatically terminates pursuant to Section 8.1(a) or if any Party terminates this Agreement pursuant to
Section 8.1(b), all obligations of the Parties hereunder shall terminate without any liability of any Party to the other Parties (except for any liability of a Party for breaches of this Agreement). Notwithstanding the foregoing, the Nondisclosure Agreement, the Letter of Intent and the confidentiality provisions contained in Sections 4.6 and 6.1 hereof shall survive any termination of this Agreement.


                                   ARTICLE IX

                                   DEFINITIONS

                  For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.

         DEFINED TERM                                SECTION
         ------------                                -------
         Accountants                                 1.6(a)
         Acquired Assets                             1.1(a)
         Affiliate                                   1.1(a)(i)
         Adjusted Purchase Price                     1.6(e)
         Agreement                                   Introduction
         Ancillary Agreements                        1.1(b)(vii)
         Assigned Contracts                          1.1(a)(vi)
         Assumed Liabilities                         1.2(a)
         Audited Financial Statements                6.12
         Business                                    Introduction
         Buyer                                       Introduction
         CERCLA                                      2.23(a)
         Closing                                     1.4(a)
         Closing Balance Sheet                       1.6(a)
         Closing Date                                1.4(a)
         Closing Payment                             1.3(b)
         Code                                        2.22(c)
         Confidential Information                    4.6(a)
         Damages                                     7.1
         Disclosure Schedule                         Article II
         DParent                                     Introduction
         Dispute Notice                              1.6(c)
         Employee Benefit Plan                       2.22(a)
         Environmental Law                           2.23(a)
         ERISA                                       2.22(a)
         ERISA Affiliate                             2.22(d), 2.22(e)
         Estimated Balance Sheet                     1.2(a)(i)

                                       49

         Excluded Assets                                   1.1(b)
         Financial Statements                              2.6
         GAAP                                              1.6(a)
         Governmental Entity                               1.1(a)(ix)
         Hart-Scott-Rodino Act                             2.4
         Indemnified Party                                 7.3
         Indemnifying Party                                7.3
         Intellectual Property                             1.1(a)(v)
         Knowledge of the Seller                           2.33
         Letter of Intent                                  1.3(a)
         Materials of Environmental Concern                2.23(b)
         Net Asset Adjustment                              1.6(b)
         Net Book Value                                    1.6(b)
         Nondisclosure Agreement                           6.1
         Ordinary Course of Business                       2.4
         Parent                                            Introduction
         Party                                             Introduction
         Pen-based Computing Devices                       6.3(a)
         Permit                                            1.1(a)(ix)
         Purchase Price                                    1.3(b)
         Referenced Balance Sheet                          2.6
         Restricted Buyer Employee                         6.2(a)
         Restricted Seller Employee                        6.2(b)
         Retained Liabilities                              1.2(b)
         Ruggedized Notebook Computers                     6.3(a)
         Security Interest                                 2.4
         Seller                                            Introduction
         Standstill Fee                                    1.3(a)
         Taxes                                             2.9
         Tax Returns                                       2.9
         Termination Time                                  8.1(a)
         VAR Agreement                                     1.4(b)(vii)
         Warranty Obligations                              6.10

                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 PRESS RELEASES AND ANNOUNCEMENTS. None of the Parties shall issue any press release or make any other public announcement or furnish any statement or make any general announcement to its respective employees or customers relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that a Party may make such announcements and disclosures as may be required by applicable laws (in which case the disclosing Party shall advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure). Notwithstanding the foregoing, (i) within one day after the date of execution of this Agreement by all the Parties, the Parent shall issue a press release in the form of
EXHIBIT I attached hereto and DParent
shall issue a press release in the form of EXHIBIT J attached hereto and (ii) within one day after the Closing Date, the Parent shall issue a press release in the form of EXHIBIT K attached hereto and DParent shall issue a press release in the form of EXHIBIT L attached hereto, provided, however, that in each case, the Parties may elect to issue a joint press release.

         10.2 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

         10.3 ENTIRE AGREEMENT. Each of the Seller and the Parent acknowledges and confirms the rights of DParent under paragraphs 17(e) and 17(f) of the Letter of Intent and agrees that the rights of DParent thereunder continue in full force and effect. Each of the Parent and the Seller acknowledges and confirms that all rights of the Parent and the Seller specified in the Letter of Intent are superseded by this Agreement and have no force or effect. This Agreement (including the documents referred to herein), the Nondisclosure Agreement, the rights of DParent under paragraphs 17(e) and 17(f) of the Letter of Intent constitute the entire agreement between the Parties and supersede any prior understandings, agreements, or representations by or between the Parties, written or oral, that may have related in any way to the subject matter thereof.

         10.4 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder prior to the Closing, without the prior written approval of the other Parties. Any Party may assign this Agreement or any of its rights or interests hereunder after the Closing, provided, however, that no assignment shall in any way relieve the assigning Party of its obligations hereunder.

         10.5 COUNTERPARTS; USE OF FACSIMILES. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The reproduction of signatures by means of a telecopying device shall be treated as though such reproductions are executed originals and each Party covenants and agrees to provide the other Parties with a copy of this Agreement bearing original signatures within two (2) days following transmittal by facsimile.

         10.6 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.7 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

         If to the Seller:                    Copy to:
         -----------------                    --------

         Itronix Corporation                  Robert A. Goodman, Esq.
         c/o Telxon Corporation               Goodman Weiss Miller Goldfarb
         3330 West Market Street              100 Erieview Plaza, 27th Floor
         Akron, OH  44334                     Cleveland, OH  44114-1824
         ATTN: President

         If to the Parent:                    Copy to:
         -----------------                    --------

         Telxon Corporation                   Robert A. Goodman, Esq.
         3330 West Market Street              Goodman Weiss Miller Goldfarb
         Akron, OH  44334                     100 Erieview Plaza, 27th Floor
         ATTN: President                               Cleveland, OH  44114-1824

         If to the Buyer:                     Copy to:
         ----------------                     --------

         IAQ Corporation                      Peter B. Tarr, Esq.
         c/o Dynatech Corporation             Hale and Dorr
         3 New England Executive Park         60 State Street
         Burlington, MA  01803                Boston, MA  02109
         ATTN:  Roger C. Cady

         If to DParent:                       Copy to:
         --------------                       --------

         Dynatech Corporation                 Peter B. Tarr, Esq.
         3 New England Executive Park         Hale and Dorr
         Burlington, MA  01803                60 State Street
         ATTN:  Allan M. Kline                Boston, MA  02109


Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         10.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (but not the law of conflicts) of the State of Delaware, except that the applicability of the bulk sales provisions of Article 6 of the Uniform Commercial Code shall be determined in accordance with the laws of the State of Washington.

         10.9 AMENDMENTS AND WAIVERS. The Parties may mutually amend any provision of this Agreement at any time prior to the Closing with the prior authorization of their respective Boards of Directors. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         10.10 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforce able and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable in such jurisdiction as so modified after the expiration of the time within which the judgment may be appealed.

         10.11 EXPENSES. Except as set forth in the Article VII, each Party shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         10.12 SPECIFIC PERFORMANCE. Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions of Section 10.13), in addition to any other remedy to which it may be entitled, at law or in equity.

         10.13 SUBMISSION TO JURISDICTION. Each Party (a) submits to the jurisdiction of any state or federal court sitting in the Commonwealth of Massachusetts or the States of Ohio or Washington in any action or proceeding arising out of or relating to this Agreement and (b) agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party hereby waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of the other Parties with respect thereto. Any Party may make service on the other Parties by sending or delivering a copy of the process to the Parties to be served at the address and in the manner provided for the giving of notices in Section 10.7. Nothing in this Section 10.13, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

         10.14 CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

         10.15 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits (other than Exhibits G, H, I and J) and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.


                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                                       DYNATECH CORPORATION



                                       By: /s/ Roger C. Cady
                                          --------------------------------
                                              Corporate Vice President
                                       Title: Business Development
                                             -----------------------------


                                       IAQ CORPORATION



                                       By: /s/ Roger C. Cady
                                          --------------------------------

                                       Title: Vice President
                                             -----------------------------



                                       TELXON CORPORATION



                                       By: /s/ Frank E. Brick
                                          --------------------------------

                                       Title: President - COO
                                             -----------------------------



                                       ITRONIX CORPORATION



                                       By: /s/ Steven L. Gevurtz
                                          --------------------------------

                                       Title: President
                                             -----------------------------







                [Signature Page to the Asset Purchase Agreement]